NEWS	Exhibit 99.1

Chris Meyer
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2016 Q2 Diluted EPS of $(0.08) and Adjusted Diluted EPS of $0.30;
Announces New $300 million Share Repurchase Authorization;
Updates Fiscal 2016 Financial Outlook

TAMPA, Fla., July 29, 2016 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported results for the second quarter (“Q2 2016”) ended June 26, 2016 compared to the second quarter (“Q2 2015”) ended June 28, 2015.

Key highlights for Q2 2016 include the following:

•	Repurchased 3.4 million shares of common stock for a total of $65 million;

•	Reported combined U.S. comparable restaurant sales down 2.3%;

•	Reported comparable restaurant sales for Outback Steakhouse in Brazil up 3.9%;

•	Opened six new restaurants, including four in international markets; and

•	Updated 2016 financial outlook, including updated U.S. GAAP diluted earnings per share guidance of “At Least $0.75” and Adjusted diluted earnings per share guidance of “At Least $1.35”
Subsequent to Q2 2016, the Company sold the Outback South Korea business for approximately $50.0 million.
Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted Diluted earnings per share for the periods as indicated below.

	Q2
	2016	2015	CHANGE
Diluted (loss) earnings per share	$(0.08)	$0.26	$(0.34)
Adjustments	0.38	0.02	0.36
Adjusted diluted earnings per share	$0.30	$0.28	$0.02

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“Q2 performance for our brands and the industry was softer than expected,” said Liz Smith, CEO. “However, we made significant progress elevating the core guest experience, which will return the portfolio to sales growth in the second half of 2016. In addition, we made meaningful advances to optimize our portfolio for long-term growth and improve total shareholder return. These actions included the sale of Outback South Korea, progress on our sale-leaseback program and investing ahead of growth internationally.”

Second Quarter Financial Results

(dollars in millions)	Q2 2016	Q2 2015	% Change
Total revenues	$1,078.6	$1,099.6	(1.9)%

U.S. GAAP restaurant-level operating margin	15.5%	16.5%	(1.0)%
Adjusted restaurant-level operating margin (1)	15.5%	16.2%	(0.7)%

U.S. GAAP operating income margin	1.2%	5.7%	(4.5)%
Adjusted operating income margin (1)	5.2%	5.6%	(0.4)%
___________________
(1) See Non-GAAP Measures later in this release.

•
The decrease in Total revenues was primarily due to lower comparable restaurant sales and the effect of foreign currency translation, partially offset by the net benefit of new restaurant openings and closings.

•
The decreases in U.S. GAAP and Adjusted restaurant-level operating margin were primarily due to: (i) higher labor expense resulting from wage inflation and investments in our service model, (ii) unfavorable product mix and (iii) higher commodity costs driven by product enhancements at Outback and inflation in Brazil. These decreases were partially offset by productivity savings and menu pricing.

•
The decrease in U.S. GAAP operating income margin was due to: (i) $39.6 million of asset impairment charges in connection with the decision to sell our South Korean business and (ii) lower restaurant-level operating margin as described above. This decrease was partially offset by lower expense associated with the timing of the Company’s annual managing partner conference.

•	The difference between U.S. GAAP and Adjusted operating income margin was primarily due to the $39.6 million of pre-tax asset impairment charges described above.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 26, 2016	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more) (1) (2):
U.S.
Outback Steakhouse	(2.5)%
Carrabba’s Italian Grill	(4.8)%
Bonefish Grill	0.9%
Fleming’s Prime Steakhouse & Wine Bar	(0.8)%
Combined U.S.	(2.3)%

International
Outback Steakhouse - Brazil	3.9%
Outback Steakhouse - South Korea	10.8%
_________________

(1)	Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates.

(2)
Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

Dividend Declaration and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share to be paid on August 25, 2016 to all stockholders of record as of the close of business on August 10, 2016.

The Company repurchased 3.4 million shares of common stock in Q2 2016 for a total of $65 million, which left $110 million remaining under our existing authorization. On July 26, 2016, the Company’s Board of Directors canceled the remaining authorization and approved a new $300 million authorization. The authorization will expire on January 26, 2018.
Outback South Korea

On July 25, 2016, we sold Outback South Korea for approximately $50.0 million in cash. The Company’s restaurant locations in South Korea will be operated as franchises under an agreement with the buyer.

We expect the sale to negatively impact Bloomin’ Brands diluted earnings per share by approximately $0.01 in the second half of 2016, excluding the impact of any additional impairments, fees and expenses related to the transaction.

Fiscal 2016 Financial Outlook

The Company has updated several of the metrics in its financial outlook for fiscal 2016 driven primarily by: (i) lower U.S. comparable restaurant sales and (ii) the impact of the sale of Outback South Korea, as described above.

The following table presents the Company’s updated expectations for selected fiscal 2016 financial reporting and operating results as compared to the financial outlook provided in the Company’s February 17, 2016 earnings release. These updated expectations supersede the previously provided financial outlook.

Financial Results (in millions, except per share data or as otherwise indicated):	Outlook on Feb. 17	Current Outlook
U.S. GAAP diluted earnings per share (1) (2)	At Least 10% growth	At Least $0.75

Adjusted diluted earnings per share (2) (3)	At Least 10% growth	At Least $1.35

U.S. GAAP operating income margin (4)	Increase	Decrease

Adjusted operating income margin (4) (5)	Increase	Flat

Unfavorable foreign currency translation impact on adjusted operating income	$10	$3

U.S. GAAP effective income tax rate (6)	26% - 28%	30% - 31%

Adjusted effective income tax rate (6)	26% - 28%	25% - 26%

Other Selected Financial Data (in millions, or as otherwise indicated):
Combined U.S. comparable restaurant sales	Positive	Flat

Commodity inflation	Approximately 0.5%	Approximately 0.5%

Capital expenditures	$235 - $255	$235 - $255

Number of new system-wide restaurants	40 - 50	40 - 50
___________________
(1) Decrease driven by $39.6 million of pre-tax asset impairment charges in connection to the decision to sell our South Korean business and $26.6 million of costs related to the defeasance of the 2012 CMBS loan.
(2) We expect the South Korea sale to negatively impact Bloomin’ Brands diluted earnings per share by approximately $0.01 in the second half of 2016, excluding the impact of any additional impairments, fees and expenses related to the transaction.
(3) The Adjusted diluted earnings per share outlook includes: (i) adjustments incurred through June 26, 2016 (as reflected in table six of this release) and (ii) $4.8 million of forecasted pre-tax adjustments for the second half of the year, primarily related to anticipated expenses associated with the remodel and relocation programs, the Bonefish Grill Restructuring Initiative and amortization for intangibles acquired in connection with the Brazil acquisition. Refer to “Non-GAAP Measures” for additional information.
(4) The primary difference between U.S. GAAP and adjusted operating income margin is due to the South Korea impairment charges in Q2.
(5) Excludes the impact of any additional rent increases resulting from future sale-leasebacks.
(6) The primary differences between U.S. GAAP and adjusted effective income tax are due to lower U.S. GAAP pre-tax income from the South Korea impairment charges noted in footnote 1 and $3.5 million of tax expense associated with the repatriation of proceeds from the sale.

Conference Call
The Company will host a conference call today, July 29th at 9:00 AM EDT. The conference call can be accessed live over the telephone by dialing (877) 407-9039, or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13640047. The replay will be available through Friday, August 5, 2016. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations, and those that vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2016 Financial Outlook.” This information relates to our current expectations for fiscal 2016 adjusted operating income margin, adjusted diluted EPS growth and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described and quantified to the extent practicable under “Fiscal 2016 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so we cannot guarantee that additional adjustments will not occur in the remainder of the fiscal year or that they will not significantly impact our GAAP results.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five, six and seven included later in this release.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments,” and “Fiscal 2016 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to preserve the value of and grow our brands; local, regional, national and international economic conditions; consumer confidence and spending patterns; the cost and availability of credit; interest rate changes; competition; consumer reaction to public health and food safety issues; government actions and policies; increases in unemployment rates and taxes; increases in labor costs; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; foreign currency exchange rates; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions, including acquisitions and dispositions; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands, except per share data)	JUNE 26, 2016	JUNE 28, 2015	JUNE 26, 2016	JUNE 28, 2015
Revenues
Restaurant sales	$1,072,519	$1,092,759	$2,230,571	$2,287,569
Other revenues	6,069	6,838	12,205	14,087
Total revenues	1,078,588	1,099,597	2,242,776	2,301,656
Costs and expenses
Cost of sales	346,811	357,455	722,099	744,923
Labor and other related	309,155	301,039	631,960	625,025
Other restaurant operating	250,443	254,281	504,014	518,319
Depreciation and amortization	49,004	47,375	96,655	93,861
General and administrative	68,566	75,962	143,591	149,209
Provision for impaired assets and restaurant closings	41,276	900	44,440	10,033
Total costs and expenses	1,065,255	1,037,012	2,142,759	2,141,370
Income from operations	13,333	62,585	100,017	160,286
Loss on defeasance, extinguishment and modification of debt	—	(2,638)	(26,580)	(2,638)
Other (expense) income, net	(1)	57	(20)	(1,090)
Interest expense, net	(10,302)	(12,867)	(23,177)	(26,065)
Income before provision for income taxes	3,030	47,137	50,240	130,493
Provision for income taxes	11,095	14,081	22,422	35,355
Net (loss) income	(8,065)	33,056	27,818	95,138
Less: net income attributable to noncontrolling interests	1,112	830	2,520	2,324
Net (loss) income attributable to Bloomin’ Brands	$(9,177)	$32,226	$25,298	$92,814

Net (loss) income	$(8,065)	$33,056	$27,818	$95,138
Other comprehensive income:
Foreign currency translation adjustment	19,965	(26,182)	12,680	(51,644)
Unrealized (losses) gains on derivatives, net of tax	(2,187)	844	(4,922)	(3,168)
Reclassification of adjustment for loss on derivatives included in net income, net of tax	967	—	1,955	—
Comprehensive income	10,680	7,718	37,531	40,326
Less: comprehensive income attributable to noncontrolling interests	2,820	830	4,926	2,324
Comprehensive income attributable to Bloomin’ Brands	$7,860	$6,888	$32,605	$38,002

(Loss) earnings per share:
Basic	$(0.08)	$0.26	$0.22	$0.75
Diluted	$(0.08)	$0.26	$0.21	$0.73
Weighted average common shares outstanding:
Basic	113,330	123,046	115,630	124,174
Diluted	113,330	126,242	118,560	127,501

Cash dividends declared per common share	$0.07	$0.06	$0.14	$0.12

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 26, 2016	JUNE 28, 2015	JUNE 26, 2016	JUNE 28, 2015
Revenues
Restaurant sales	$953,992	$977,260	$1,992,741	$2,033,364
Other revenues	4,989	5,718	10,019	11,628
Total revenues	$958,981	$982,978	$2,002,760	$2,044,992
Restaurant-level operating margin	15.5%	15.9%	16.5%	17.0%
Income from operations	$89,010	$96,192	$206,849	$224,460
Operating income margin	9.3%	9.8%	10.3%	11.0%
International Segment
Revenues
Restaurant sales	$118,527	$115,499	$237,830	$254,205
Other revenues	1,080	1,120	2,186	2,459
Total revenues	$119,607	$116,619	$240,016	$256,664
Restaurant-level operating margin	16.2%	16.8%	17.8%	19.5%
(Loss) income from operations	$(34,573)	$5,727	$(23,224)	$14,606
Operating (loss) income margin	(28.9)%	4.9%	(9.7)%	5.7%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income from Operations
Segment income (loss) from operations
U.S.	$89,010	$96,192	$206,849	$224,460
International	(34,573)	5,727	(23,224)	14,606
Total segment income from operations	54,437	101,919	183,625	239,066
Unallocated corporate operating expense	(41,104)	(39,334)	(83,608)	(78,780)
Total income from operations	$13,333	$62,585	$100,017	$160,286

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	JUNE 26, 2016	DECEMBER 27, 2015
Cash and cash equivalents (1)	$102,074	$132,337
Net working capital (deficit) (2)	$(428,697)	$(395,522)
Total assets	$2,784,379	$3,032,569
Total debt, net	$1,238,658	$1,316,864
Total stockholders’ equity	$309,264	$421,900
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 26, 2016		JUNE 28, 2015
	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (3)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.3%	32.3%	32.7%	32.7%	0.4%
Labor and other related	28.8%	28.8%	27.5%	27.8%	(1.0)%
Other restaurant operating	23.4%	23.3%	23.3%	23.3%	—%

Restaurant-level operating margin	15.5%	15.5%	16.5%	16.2%	(0.7)%

	TWENTY-SIX WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 26, 2016		JUNE 28, 2015
	U.S. GAAP	ADJUSTED (1,2)	U.S. GAAP	ADJUSTED (3)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.4%	32.4%	32.6%	32.6%	0.2%
Labor and other related	28.3%	28.3%	27.3%	27.4%	(0.9)%
Other restaurant operating	22.6%	22.7%	22.7%	22.7%	—%

Restaurant-level operating margin	16.7%	16.6%	17.5%	17.3%	(0.7)%
_________________

(1)
Includes adjustments, primarily for a loss of $0.3 million on the sale of certain properties related to our sale lease-back initiative, recorded in Other restaurant operating for the thirteen and twenty-six weeks ended June 26, 2016.

(2)
Includes adjustments, primarily for the write-off of $1.9 million of deferred rent liabilities associated with the Bonefish Restructuring recorded in Other restaurant operating for the twenty-six weeks ended June 26, 2016.

(3)	Includes a $2.7 million adjustment for payroll tax audit contingencies, which was recorded in Labor and other related for the thirteen and twenty-six weeks ended June 28, 2015.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
SEGMENT RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 26, 2016		JUNE 28, 2015
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	QUARTER TO DATE
U.S.	15.5%	15.5%	15.9%	15.9%	(0.4)%
International (1)	16.2%	16.2%	16.8%	16.9%	(0.7)%

	TWENTY-SIX WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 26, 2016		JUNE 28, 2015
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	YEAR TO DATE
U.S. (2)	16.5%	16.4%	17.0%	17.0%	(0.6)%
International (1)	17.8%	17.9%	19.5%	19.5%	(1.6)%
_________________

(1)	Includes adjustments of $0.1 million of Brazil amortization for the thirteen weeks ended June 28, 2015 and the twenty-six weeks ended June 26, 2016, respectively.

(2)	Includes adjustments primarily for losses of $0.3 million on the sale of certain properties related to our sale lease-back initiative for the thirteen weeks ended June 26, 2016.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET (LOSS) INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 26, 2016	JUNE 28, 2015	JUNE 26, 2016	JUNE 28, 2015
Income from operations	$13,333	$62,585	$100,017	$160,286
Operating income margin	1.2%	5.7%	4.5%	7.0%
Adjustments:
Asset impairments and related costs (1)	39,677	746	40,023	746
Restaurant relocations, remodels and related costs (2)	1,124	122	1,764	1,291
Purchased intangibles amortization (3)	949	1,123	1,809	2,406
Severance (4)	737	—	1,872	—
Restaurant impairments and closing costs (5)	335	(63)	2,120	8,807
Transaction-related expenses (6)	242	40	814	315
Payroll tax audit contingency (7)	—	(2,671)	—	(2,671)
Amortization of deferred gains from sale-leaseback transactions (8)	(348)	—	(348)	—
Total income from operations adjustments	42,716	(703)	48,054	10,894
Adjusted income from operations	$56,049	$61,882	$148,071	$171,180
Adjusted operating income margin	5.2%	5.6%	6.6%	7.4%

Net (loss) income attributable to Bloomin’ Brands	$(9,177)	$32,226	$25,298	$92,814
Adjustments:
Income from operations adjustments	42,716	(703)	48,054	10,894
Loss on defeasance, extinguishment and modification of debt (9)	—	2,638	26,580	2,638
Loss on disposal of business and disposal of assets (10)	—	(121)	—	1,030
Total adjustments, before income taxes	42,716	1,814	74,634	14,562
Adjustment to provision for income taxes (11)	1,525	1,047	(8,177)	(2,580)
Net adjustments	44,241	2,861	66,457	11,982
Adjusted net income	$35,064	$35,087	$91,755	$104,796

Diluted (loss) earnings per share	$(0.08)	$0.26	$0.21	$0.73
Adjusted diluted earnings per share	$0.30	$0.28	$0.77	$0.82

Basic weighted average common shares outstanding	113,330	123,046	115,630	124,174
Diluted weighted average common shares outstanding (12)	116,343	126,242	118,560	127,501
_________________

(1)	Represents asset impairment charges and related costs associated with the decision to sell our Outback South Korea subsidiary in 2016 and our corporate aircraft in 2015.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(3)	Represents intangible amortization recorded as a result of the acquisition of our Brazil operations.

(4)	Relates to severance expense incurred primarily as a result of the relocation of our Fleming’s operations center to the corporate home office.

(5)	Represents expenses incurred for the Bonefish Restructuring and the International and Domestic Restaurant Closure Initiatives.

(6)	Relates primarily to the following: (i) costs incurred with our sale-leaseback initiative in 2016 and (ii) costs incurred with the secondary offering of our common stock in March 2015.

(7)
Relates to a payroll tax audit contingency adjustment for the employer’s share of FICA taxes related to cash tips allegedly received and unreported by our employees during calendar year 2011, which is recorded in Labor and other related expenses. In addition, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid, which is included in Provision for income taxes and offsets the adjustment to Labor and other related expenses. As a result, there is no impact to Net income from this adjustment.

(8)	Represents amortization of deferred gains related to our sale-leaseback initiative.

(9)	Relates to the defeasance of the 2012 CMBS loan in 2016 and the refinancing of our Senior Secured Credit Facility in 2015.

(10)	Primarily represents loss on the sale of our Roy’s business in 2015.

(11)
Represents income tax effect of the adjustments, on a jursidiction basis, for the thirteen and twenty-six weeks ended June 26, 2016 and June 28, 2015, respectively. Included in the adjustments for the thirteen weeks and twenty-six weeks ended June 26, 2016 is $3.5 million related to deferred tax liabilities for the Outback South Korea sale.

(12)
Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted (loss) earnings per share for the thirteen weeks ended June 26, 2016. For adjusted diluted earnings per share, the calculation includes dilutive shares of 3,013 for the thirteen weeks ended June 26, 2016.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 26, 2016	JUNE 28, 2015	JUNE 26, 2016	JUNE 28, 2015
Labor and other related	$—	$(2,671)	$—	$(2,671)
Other restaurant operating expense	199	20	(1,771)	(116)
Depreciation and amortization	2,286	1,226	3,831	2,492
General and administrative	259	286	2,911	1,888
Provision for impaired assets and restaurant closings	39,972	436	43,083	9,301
Other expense, net	—	(121)	—	1,030
Provision for income taxes	1,525	1,047	(8,177)	(2,580)
Loss on defeasance, extinguishment and modification of debt	—	2,638	26,580	2,638
Net adjustments	$44,241	$2,861	$66,457	$11,982

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 26, 2016	JUNE 28, 2015	JUNE 26, 2016	JUNE 28, 2015
Income from operations	$89,010	$96,192	$206,849	$224,460
Operating income margin	9.3%	9.8%	10.3%	11.0%
Adjustments:
Restaurant relocations, remodels and related costs (1)	1,124	122	1,764	1,291
Severance (2)	737	—	1,276	—
Transaction-related expenses (3)	159	—	493	—
Restaurant impairments and closing costs (4)	—	—	2,224	1,336
Amortization of deferred gains from sale-leaseback transactions (5)	(348)	—	(348)	—
Adjusted income from operations	$90,682	$96,314	$212,258	$227,087
Adjusted operating income margin	9.5%	9.8%	10.6%	11.1%

International Segment
(dollars in thousands)
(Loss) income from operations	$(34,573)	$5,727	$(23,224)	$14,606
Operating (loss) income margin	(28.9)%	4.9%	(9.7)%	5.7%
Adjustments:
Asset impairments and related costs (6)	39,677	—	40,023	—
Purchased intangibles amortization (7)	949	1,123	1,809	2,406
Restaurant impairments and closing costs (8)	335	(63)	(103)	7,471
Adjusted income from operations	$6,388	$6,787	$18,505	$24,483
Adjusted operating income margin	5.3%	5.8%	7.7%	9.5%
_________________

(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(2)	Relates to severance expense incurred primarily as a result of the relocation of our Fleming’s operations center to the corporate home office.

(3)	Relates to costs incurred with our sale-leaseback initiative.

(4)	Represents expenses incurred for the Bonefish Restructuring in 2016 and the Domestic Restructuring Initiative in 2015.

(5)	Represents amortization of deferred gains related to our sale-leaseback initiative.

(6)	Represents asset impairment charges and related costs associated with the decision to sell Outback South Korea.

(7)	Represents intangible amortization recorded as a result of the acquisition of our Brazil operations.

(8)	Represents expenses incurred primarily for the International Restaurant Closure Initiative.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	MARCH 27, 2016	OPENINGS	CLOSURES	JUNE 26, 2016
U.S.
Outback Steakhouse
Company-owned	649	1	—	650
Franchised	105	1	(1)	105
Total	754	2	(1)	755
Carrabba’s Italian Grill
Company-owned	244	—	—	244
Franchised	3	—	—	3
Total	247	—	—	247
Bonefish Grill
Company-owned	205	—	(1)	204
Franchised	6	—	—	6
Total	211	—	(1)	210
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	—	—	66
International
Company-owned
Outback Steakhouse—Brazil (1)	76	2	—	78
Outback Steakhouse—South Korea (2)	74	1	(1)	74
Other	17	1	—	18
Franchised	57	—	(5)	52
Total	224	4	(6)	222
System-wide total	1,502	6	(8)	1,500
____________________

(1)	The restaurant counts for Brazil are reported as of May 31, 2016 and 2015, respectively, to correspond with the balance sheet dates of this subsidiary.

(2)	Subsequent to June 26, 2016, we entered into an agreement to sell our restaurant locations in South Korea, converting all restaurants in that market to franchised locations.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURENT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 26, 2016	JUNE 28, 2015	JUNE 26, 2016	JUNE 28, 2015
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	(2.5)%	4.0%	(1.9)%	4.5%
Carrabba’s Italian Grill	(4.8)%	0.9%	(3.3)%	1.4%
Bonefish Grill	0.9%	(4.6)%	(1.0)%	(1.7)%
Fleming’s Prime Steakhouse & Wine Bar	(0.8)%	3.2%	0.3%	3.1%
Combined U.S.	(2.3)%	2.0%	(1.9)%	2.9%
International
Outback Steakhouse - Brazil (2)	3.9%	3.4%	6.4%	4.8%
Outback Steakhouse - South Korea	10.8%	(11.8)%	1.4%	(7.0)%

Traffic:
U.S.
Outback Steakhouse	(5.9)%	(0.8)%	(4.4)%	(0.1)%
Carrabba’s Italian Grill	(4.8)%	1.4%	(1.6)%	2.4%
Bonefish Grill	(2.8)%	(7.8)%	(4.0)%	(4.8)%
Fleming’s Prime Steakhouse & Wine Bar	(3.7)%	3.1%	(1.2)%	1.9%
Combined U.S.	(5.2)%	(1.1)%	(3.7)%	(0.2)%
International
Outback Steakhouse - Brazil	(1.5)%	(0.7)%	(0.4)%	0.3%
Outback Steakhouse - South Korea	20.7%	(12.6)%	6.8%	(8.3)%

Average check per person increases (decreases) (3):
U.S.
Outback Steakhouse	3.4%	4.8%	2.5%	4.6%
Carrabba’s Italian Grill	—%	(0.5)%	(1.7)%	(1.0)%
Bonefish Grill	3.7%	3.2%	3.0%	3.1%
Fleming’s Prime Steakhouse & Wine Bar	2.9%	0.1%	1.5%	1.2%
Combined U.S.	2.9%	3.1%	1.8%	3.1%
International
Outback Steakhouse - Brazil	6.3%	4.5%	6.7%	4.6%
Outback Steakhouse - South Korea	(9.9)%	0.8%	(5.4)%	1.3%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)
Includes the trading day impact from calendar period reporting of (0.9%) and (0.4%) for the thirteen weeks ended June 26, 2016 and June 28, 2015, respectively and 0.1% and (0.1%) for the twenty-six weeks ended June 26, 2016 and June 28, 2015, respectively.

(3)	Average check per person increases (decreases) includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.